UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Aberdeen Investment Funds
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 27, 2021

Important Information Regarding Aberdeen International Sustainable Leaders Fund, Aberdeen Global Equity Impact Fund, & Aberdeen Global High Income Fund

Dear Valued Shareholder,

Thank you for being an investor in Aberdeen International Sustainable Leaders Fund, Aberdeen Global Equity Impact Fund, and/or Aberdeen Global High Income Fund. Yesterday we adjourned the Special Meeting of Shareholders of the Funds to November 29, 2021 to provide shareholders who have not yet cast their important proxy vote with additional time to do so.  Our records indicate that we do not yet have your proxy voting instructions.  Please help us by casting your vote as soon as possible.

As discussed in the proxy statement/prospectus previously sent to you, this special meeting has been called to vote on a proposal to reorganize each of these three funds. Aberdeen Standard Investments Inc., the investment adviser to the Target Funds and the Acquiring Funds informed the Board that each Reorganization would allow shareholders to benefit from economies of scale able to be realized by being shareholders of the Acquiring Funds, which are series within a larger trust with common service providers and certain shared trust-wide expenses. For the reasons summarized in the proxy statement/prospectus, the Board of Trustees of Aberdeen Investment Funds it is in the best interest of shareholders of each Target Fund, and recommends that you consider voting FOR the Reorganization.

Please help us by casting your proxy vote today.

For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/aberdeen/docs/abrdnspecial2021.pdf .  If you have any proxy related questions, or would like to cast your proxy vote by phone, please call (800) 431-9643 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.  We very much appreciate your attention to this matter. Please help us by casting your vote today!

Sincerely,

Ben Moser, Head of Investor Services

Aberdeen Investment Funds

HOW DO I VOTE?

There are four convenient methods for casting your important proxy vote:

1.   Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free (800) 431-9643. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

2.   Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.   Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.   Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

October 27, 2021

Important Information Regarding Aberdeen International Sustainable Leaders Fund, Aberdeen Global Equity Impact Fund, & Aberdeen Global High Income Fund

Dear Valued Shareholder,

Thank you for being an investor in Aberdeen International Sustainable Leaders Fund, Aberdeen Global Equity Impact Fund, and/or Aberdeen Global High Income Fund. Yesterday we adjourned the Special Meeting of Shareholders of the Funds to November 29, 2021 to provide shareholders who have not yet cast their important proxy vote with additional time to do so.  Our records indicate that we do not yet have your proxy voting instructions.  Please help us by casting your vote as soon as possible.

As discussed in the proxy statement/prospectus previously sent to you, this special meeting has been called to vote on a proposal to reorganize each of these three funds. Aberdeen Standard Investments Inc., the investment adviser to the Target Funds and the Acquiring Funds informed the Board that each Reorganization would allow shareholders to benefit from economies of scale able to be realized by being shareholders of the Acquiring Funds, which are series within a larger trust with common service providers and certain shared trust-wide expenses. For the reasons summarized in the proxy statement/prospectus, the Board of Trustees of Aberdeen Investment Funds it is in the best interest of shareholders of each Target Fund, and recommends that you consider voting FOR the Reorganization.

Please help us by casting your proxy vote today.

For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/aberdeen/docs/abrdnspecial2021.pdf .  If you have any proxy related questions, please call (800) 431-9643 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.  We very much appreciate your attention to this matter. Please help us by casting your vote today!

Sincerely,

Ben Moser, Head of Investor Services

Aberdeen Investment Funds

HOW DO I VOTE?

There are three convenient methods for casting your important proxy vote:

1.   Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2.   Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3.   Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.